LIFEVANTAGE CORPORATION
PERFORMANCE INCENTIVE PLAN

SECTION 1. INTRODUCTION.

The Board adopted this LifeVantage Corporation Performance Incentive Plan as of the Effective Date.
The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Selected Employees an opportunity to earn performance-based cash bonuses whose value is based upon the Company’s stock value and to encourage such Selected Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.
The Plan seeks to achieve this purpose by providing for Awards in the form of Performance Units. No Shares will ever be issued under this Plan. Awards may be settled only with cash.
Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award Agreement.
SECTION 2.    DEFINITIONS.
If a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan.
(a)    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.
(b)    “Award” means an award of Performance Units issued under the Plan.
(c)    “Award Agreement” means an agreement between the Company and a Selected Employee evidencing an Award.
(d)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(e)    “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) Participant’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Participant’s continuing intentional or habitual failure to

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perform stated duties, (iii) Participant’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Participant’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion and whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.
(f)    “Change in Control” means the occurrence of any one or more of the following: (i) any merger, consolidation or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of the Company's assets, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding Shares by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of the Company, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or (vi) any other event specified by the Board or the Committee.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.
(g)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(h)    “Committee” means a committee described in Section 3.
(i)    “Common Stock” means the Company's common stock, $0.001 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.
(j)    “Company” means LifeVantage Corporation, a Colorado corporation.
(k)    “Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical

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or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(l)    “Effective Date” means July 1, 2015.
(m)    “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate. An employee who is also a Section 16 Person will not be eligible to be granted Awards under this Plan.
(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)    “Fair Market Value” means the market price of a Share, determined by the Committee as follows:
(i)    If the Shares were traded on a stock exchange (such as the NYSE, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;
(ii)    If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and
(iii)    If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.
(p)    “Fiscal Year” means the Company’s fiscal year which ends on June 30th of each year.
(q)    “GAAP” means United States generally accepted accounting principles as established by the Financial Accounting Standards Board.
(r)    “NYSE” means the New York Stock Exchange.

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(s)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Effective Date shall be considered a Parent commencing as of such date.
(t)    “Participant” means an individual or estate or other entity that holds an Award.
(u)    “Performance Goals” means for a Performance Period, one or more goals established in writing by the Committee for the Performance Period. Performance Goals may be expressed in terms of overall Company performance or the performance of a Parent, Subsidiary, Affiliate, division, business unit, or an individual, or other criteria established by the Committee. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.
(v)    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and/or the payment of, an Award. A Performance Period shall generally cover three Fiscal Years although the Committee may in its discretion provide for Performance Periods with a different duration or period of time.
(w)    “Performance Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan, as provided in the applicable Award Agreement.
(x)    “Plan” means this LifeVantage Corporation Performance Incentive Plan as it may be amended from time to time.
(y)    “SEC” means the Securities and Exchange Commission.
(z)    “Section 16 Persons” means those persons who are subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Common Stock.
(aa)    “Selected Employee” means an Employee who has been selected by the Committee to receive an Award under the Plan.
(bb)    “Separation From Service” has the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder.
(cc)    “Service” means uninterrupted service as an Employee. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave

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provide for continued service crediting, or when continued service crediting is required by applicable law. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a Participant’s Service shall not be deemed terminated if the Committee determines that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary or Parent or Affiliate in which the Company or a Subsidiary or Parent or Affiliate is a party is not considered a termination of Service. The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding. Participant must remain employed through the date of payment of any award in order to meet this service requirement.
(dd)    “Share” means one share of Common Stock.
(ee)    “Specified Employee” means a Participant who is considered a “specified employee” within the meaning of Code Section 409A.
(ff)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.
(gg)    “Termination Date” means the date on which a Participant’s Service terminates.
SECTION 3.    ADMINISTRATION.
(a)    Committee Composition. A Committee (or Committees) appointed by the Board (or the Board’s Compensation Committee) shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
(b)    Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:
(i) determining Selected Employees who are to receive Awards under the Plan;

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(ii) determining the type, number, vesting requirements, Performance Goals (or other objective/subjective goals (if any)) and their degree of satisfaction, and other features and conditions of such Awards, and amending such Awards;
(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;
(iv) accelerating the vesting or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;
(v) interpreting the Plan and any Award Agreements;
(vi) making all other decisions relating to the operation of the Plan;
(vii) making such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities law treatment of Participants and the Plan; and
(viii) granting Awards to Selected Employees who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.
The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.
The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.
(c)    Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless

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by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4.    GENERAL.
(a)    General Eligibility. Only Employees (who are not Section 16 Persons) shall be eligible for designation as Selected Employees by the Committee. However, if a Participant becomes a Section 16 Person after receiving an Award(s), the mere fact of becoming a Section 16 Person will not affect any such outstanding Award(s).
(b)    No Rights as a Shareholder. A Participant shall have no rights as a shareholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award.
(c)    Termination of Service. Unless the applicable Award Agreement or employment agreement provides otherwise (and in such case, the Award Agreement or employment agreement shall govern as to the consequences of a termination of Service for such Awards), a Participant’s outstanding unvested Awards shall terminate without consideration upon termination of such Participant’s Service.
(d)    Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A.
Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer

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payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest.
While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Code Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award.
(e)    Suspension or Termination of Awards. If at any time the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to vesting or settlement of any Award pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be eligible to benefit from any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.
(f)    Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants (and executed by Participants) by electronic media.
(g)    Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Board or Committee be deemed to be a trustee of cash to be awarded under the Plan.
(h)    Liability of Company. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, or settlement of any Award granted hereunder.

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(i)    Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(j)    Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.
(k)    Governing Law. This Plan and (unless otherwise provided in the Award Agreement) all Awards shall be construed in accordance with and governed by the laws of the State of Colorado, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Utah to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
(l)    Dividend Equivalents. Dividend equivalents will not be paid (or accrue) on any Awards.
(m)    Assignment or Transfer of Awards. No Award shall be transferable by the Participant other than by will or by the laws of descent and distribution. No Award or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, nor may an Award be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, nor may an Award be made subject to execution, attachment or similar process. Any act in violation of this Section 4(m) shall be null and void.
SECTION 5.    TERMS AND CONDITIONS OF PERFORMANCE UNITS.
(a)    Award Agreement. Each grant of Performance Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Performance Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Award Agreements entered into under the Plan need not be identical. Performance Units may be granted in consideration of a reduction in the Participant’s other compensation.

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(b)    Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Performance Unit Award pertains and is subject to adjustment of such number in accordance with Section 6. No Participant may in any one Fiscal Year receive Performance Units that in the aggregate cover more than [NUMBER] Shares, subject to adjustment of such number in accordance with Section 6.
(c)    Vesting Conditions. Each Award of Performance Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability, or Change in Control or other events.
(d)    Form and Time of Settlement of Performance Units. Settlement of vested Performance Units shall be made solely in the form of cash. The actual number of Performance Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Performance Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in an Award Agreement, vested Performance Units shall be settled within thirty days after vesting. The Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Performance Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. Until an Award of Performance Units is settled, the number of such Performance Units shall be subject to adjustment pursuant to Section 6. Participant must remain employed by the company at the time of Settlement in order for the award to be considered vested.
(e)    Creditors’ Rights. A holder of Performance Units shall have no rights other than those of a general creditor of the Company. Performance Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
SECTION 6.    ADJUSTMENTS.
(a)    Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments, taking into consideration the accounting and tax consequences, to:
(1)    the number and kind of securities available for Awards and the numerical limit set forth in Section 5(b); and

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(2)    the number and kind of securities covered by each outstanding Award.
(b)    Reduction. Notwithstanding satisfaction of any Performance Goal(s), the value of a Participant’s Award or any other benefits granted, issued, retainable, vested and/or to be paid under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. In other words, this Plan is a discretionary plan and a Participant has no rights to any payment and has not earned any payment under this Plan unless and until the Company has actually provided the Participant with the applicable payment.
(c)    Participant Rights. A Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 6, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
SECTION 7.    EFFECT OF A CHANGE IN CONTROL.
(a)    Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for their cancellation either with or without consideration, in all cases without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.
(b)    Acceleration of Vesting. Except as otherwise provided in the applicable Award Agreement (and in such case the applicable Award Agreement shall govern), in the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 7(a), the Committee in its discretion may provide that some or all Awards shall vest as of immediately before such Change in Control. The Committee may also in its discretion include in an Award Agreement that accelerated vesting of an Award will be provided if the Participant’s Service is terminated without Cause by the Company (or its acquirer) within a specified period of time on or after a Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price). The Committee may also in its discretion include in an Award Agreement a requirement that, under certain

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circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G.
SECTION 8.    LIMITATIONS ON RIGHTS.
(a)    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any).
(b)    Dissolution. To the extent not previously settled, all Performance Units shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company.
(c)    Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary or Affiliate unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in addition to, or as alternatives to, grants, awards or payments under any other Company or Subsidiary or Affiliate plans. The Company or any Subsidiary or any Affiliate may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and motivate officers, directors, employees or independent contractors for their service with the Company and its Subsidiaries and its Affiliates.
(d)    Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in

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its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.
SECTION 9.    TAXES.
(a)    General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations (including without limitation federal, state, local and foreign taxes) that arise in connection with his or her Award. The Company shall not be required to make any payment under the Plan until such obligations are satisfied and the Company shall, to the maximum extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
SECTION 10.    DURATION AND AMENDMENTS.
(a)    Term of the Plan. The Plan is effective on the Effective Date and may be terminated by the Board on any date pursuant to Section 10(b). No Awards may be granted after the earlier of the Board’s termination of the Plan under Section 10(b) or the day before the tenth anniversary of the Effective Date. This Plan will not in any way affect outstanding awards that were issued under any other Company equity compensation plans.
(b)    Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.
SECTION 11.    EXECUTION.
To record the adoption of this Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

LIFEVANTAGE CORPORATION ___________________________________ By:________________________________ Title:_______________________________

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